SECTION 906 CERTIFICATIONS

Sandra Cavanaugh, Principal Executive Officer and Chief Executive Officer; and Mark E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of Russell Exchange Traded Funds Trust, a Delaware Statutory Trust (the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2012 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to Russell Exchange Traded Funds Trust and will be retained by Russell Exchange Traded Funds Trust and furnished to the Securities and Exchange Commission or its staff upon request.

Principal Executive Officer and	Principal Financial Officer,
Chief Executive Officer	Principal Accounting
Russell Investment Funds	Officer and Treasurer
Russell Investment Funds

/s/ Sandra Cavanaugh	/s/ Mark E. Swanson
Sandra Cavanaugh	Mark E. Swanson

Date: November 29, 2012	Date: November 29, 2012